================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 2002


                                   ----------

                               EDT LEARNING, INC.
             (Exact name of Registrant as Specified in its Charter)



            Delaware                                             76-0545043
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


2999 North 44th Street, Suite 650, Phoenix, Arizona                85018
    (Address of Principal Executive Offices)                     (Zip Code)


                                 (602) 952-1200
              (Registrant's Telephone Number, Including Area Code)


                                   ----------


================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Pro Forma Financial Information (unaudited)

          EDT LEARNING, INC. AND THOUGHTWARE TECHNOLOGIES, INC. PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS
            Introduction.......................................................4
            Pro Forma Combined Balance Sheet as of December 31, 2001...........5
            Pro Forma Combined Statement of Operations for the year ended
              March 31, 2001...................................................6
            Pro Forma Combined Statement of Operations for the nine
              months ended December 31, 2001...................................7
            Notes to Pro Forma Combined Financial Statements...................8

     (b)  Financial Statements of Business Acquired

          THOUGHTWARE TECHNOLOGIES, INC. FINANCIAL STATEMENTS
            Report of Independent Auditors....................................11
            Balance Sheet as of December 31, 2001.............................12
            Statement of Operations for the year ended December 31, 2001......14
            Statement of Stockholders' Deficit for the year ended
              December 31, 2001...............................................15
            Statement of Cash Flows for the year ended December 31, 2001......16
            Notes to Audited Financial Statements.............................17

          THOUGHTWARE TECHNOLOGIES, INC. UNAUDITED FINANCIAL  STATEMENTS
            Balance Sheet as of December 31, 2000.............................24
            Statement of Operations for the year ended December 31, 2000......26
            Statement of Stockholders' Deficit for the year ended
              December 31, 2000...............................................27
            Statement of Cash Flows for the year ended December 31, 2000......28
            Notes to Financial Statements.....................................29

          Consent of Ernst & Young LLP........................................33

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EDT Learning, Inc.


                                        By: /s/ Charles Sanders
                                            ------------------------------------
                                            Senior Vice President-Chief
                                            Financial Officer

Date: April 1, 2002

              EDT LEARNING, INC. AND THOUGHTWARE TECHNOLOGIES, INC.
                PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

INTRODUCTION

     The following pro forma combined financial statements reflect the acquisition of all the outstanding capital stock of ThoughtWare Technologies, Inc. (ThoughtWare) on January 15, 2002. The acquisition of ThoughtWare was accounted for by EDT Learning, Inc. (EDT Learning) using the purchase method of accounting. The pro forma combined financial statements also reflect the acquisition of all of the outstanding capital stock of Learning-Edge, Inc. (Learning-Edge) on October 1, 2001. The acquisition of Learning-Edge was accounted for by EDT using the purchase of accounting.

     The pro forma combined balance sheet is derived from the historical consolidated balance sheet of EDT Learning as of December 31, 2001 and the historical balance sheet of ThoughtWare as of December 31, 2001 and is presented as if the acquisition had been consummated on December 31, 2001. The pro forma combined statement of operations for the year ended March 31, 2001 is derived from the historical consolidated statement of operations of EDT Learning for the year ended March 31, 2001, the historical statement of operations of Learning-Edge for the year ended December 31, 2000 and the historical statement of operations of ThoughtWare for the year ended December 31, 2000. The pro forma combined statement of operations for the nine months ended December 31, 2001 is derived from the interim consolidated statement of operations of EDT Learning for the nine months ended December 31, 2001, the interim statement of operations of Learning-Edge for the six months ended September 30, 2001 and the interim statement of operations of ThoughtWare for the nine months ended December 31, 2001. The pro forma adjustments have been prepared as if the acquisitions of Learning-Edge and ThoughtWare had been consummated on April 1, 2000.

     The pro forma combined financial statements are not necessarily indicative of the results of the future operations of EDT Learning. The pro forma combined statements of operations do not reflect the anticipated cost savings resulting from integration of the operations of EDT Learning and ThoughtWare or costs to be incurred to integrate the two companies. The pro forma adjustments described in the accompanying notes are based on estimates derived from information currently available.

     The pro forma combined financial statements should be read in conjunction with the notes thereto and the historical financial statements of ThoughtWare included in Item 7 (b) of this Form 8-K/A. In addition, reference should be made to the historical financial statements of EDT Learning included in Form 10-K for the year ended March 31, 2001 and included in Form 10-Q for the nine months ended December 31, 2001 filed with the Securities and Exchange Commission. Reference should also be made to the historical financial statements of Learning-Edge included in Form 8-K/A, which contained the audited financial statements of Learning-Edge, Inc. for the year ended December 31, 2000 and the unaudited financial statements of Learning-Edge, Inc. for the nine months ended September 30, 2001 filed with the Securities and Exchange Commission.

              EDT LEARNING, INC. AND THOUGHTWARE TECHNOLOGIES, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                                                                         PRO FORMA
                                                                EDT       THOUGHTWARE    PRO FORMA           AS
                                                              LEARNING    TECHNOLOGIES  ADJUSTMENTS       ADJUSTED
                                                              --------    ------------  -----------       --------
                       ASSETS
Current assets:
  Cash and cash equivalents .............................     $    517      $    201      $     --        $    718
  Restricted cash .......................................           --            75            --              75
  Accounts receivable, net ..............................          654            94            --             748
  Prepaid expenses and other current assets .............          352           148            --             500
  Notes receivable, net .................................          345            --            --             345
                                                              --------      --------      --------        --------
    Total current assets ................................         1,868          518            --           2,386


  Property and equipment, net ...........................        2,565           383            --           2,948
  Intangible assets, net ................................        6,020            --         2,930(A)        8,950
  Notes receivable, net .................................          741            --            --             741
  Other assets ..........................................          198            --            --             198
                                                              --------      --------      --------        --------
    Total assets ........................................     $ 11,392      $    901      $  2,930        $ 15,223
                                                              ========      ========      ========        ========

           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current portion of long term debt .....................     $  9,739      $     18      $     --        $  9,757
  Accounts payable and accrued liabilities ..............        1,080         1,712          (331)(A)       2,461
  Current portion of deferred revenue ...................        1,333           120            --           1,453
  Current portion of capital lease liabilities ..........          342           114            --             456
                                                              --------      --------      --------        --------
    Total current liabilities ...........................       12,494         1,964          (331)         14,127

 Long term debt, less current maturities ................        2,409            --            --           2,409
 Capital lease liabilities ..............................          513           121            --             634
 Deferred revenue .......................................          270            --            --             270
 Series A redeemable preferred stock ....................           --         3,925        (3,925)(A)          --
 Series B redeemable preferred stock ....................           --         2,723        (2,723)(A)          --

 Commitments and contingencies

Stockholders' deficit

  Common stock ..........................................           14         1,142        (1,140)(A)          16
  Additional paid-in capital ............................       26,919            --         2,075(A)       28,994
  Accumulated deficit ...................................      (30,086)       (8,974)        8,974(A)      (30,086)
  Less:  Treasury shares ................................       (1,141)           --            --          (1,141)
                                                              --------      --------      --------        --------
    Total stockholders' deficit .........................       (4,294)       (7,832)        9,909          (2,217)
                                                              --------      --------      --------        --------

     Total liabilities and stockholders' deficit.........     $ 11,392      $    901      $  2,930        $ 15,223
                                                              ========      ========      ========        ========

 SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   EDT LEARNING, INC., LEARNING-EDGE, INC. AND THOUGHTWARE TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              LEARNING-      THOUGHTWARE
                                             EDT LEARNING    EDGE FOR THE    TECHNOLOGIES
                                            FOR THE FISCAL   FISCAL YEAR    FOR THE FISCAL
                                              YEAR ENDED        ENDED         YEAR ENDED                        PRO FORMA
                                               MARCH 31,     DECEMBER 31,     DECEMBER 31,     PRO FORMA            AS
                                                 2001            2000            2000         ADJUSTMENTS        ADJUSTED
                                               --------        --------        --------        --------         --------
Net Revenue ..............................     $ 12,458        $  1,267        $  2,000        $                $ 15,725
  Operating expenses:
    Clinical salaries, wages and
      benefits ...........................        3,452              --              --              --            3,452
    Dental supplies and lab fees .........          285              --              --              --              285
    Rent .................................          176              --              --              --              176
    Advertising and marketing ............           33              --              --              --               33
    Other operating expenses .............          192              --              --              --              192
    Costs of revenue .....................           --           1,035             780              --            1,815
    Research and development .............           --              --             463              --              463
    General and administrative ...........        7,340             365           1,771              --            9,476
    Impairment of assets .................       23,000              --              --              --           23,000
    Depreciation and amortization ........        2,368              37              59              40(B)         2,504
    Sales and marketing ..................           --             413             893              --            1,306
                                               --------        --------        --------        --------         --------
      Total operating expenses ...........       36,846           1,850           3,966              40           42,702
                                               --------        --------        --------        --------         --------

Loss from operations .....................      (24,388)           (583)         (1,966)            (40)         (26,977)

     Interest expense ....................        1,358              40              21              60(E)         1,479
     Interest income .....................         (352)             --             (82)             --             (434)
     Other income ........................         (407)             --              --              --             (407)
                                               --------        --------        --------        --------         --------
                                                    599              40             (61)             60              638

   Loss before income taxes ..............      (24,987)           (623)         (1,905)           (100)         (27,615)
     Income tax expense ..................           --              --              --              --
                                               --------        --------        --------        --------         --------

   Loss before extraordinary item (F).....     $(24,987)       $   (623)       $ (1,905)       $   (100)        $(27,615)
                                               ========        ========        ========        ========         ========

   Basic and diluted loss per share ......     $  (2.38)                                                        $  (1.98)
                                               ========                                                         ========
   Weighted average number of shares
     outstanding basic and diluted .......       10,496                                                 (H)       13,966

 SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   EDT LEARNING, INC., LEARNING-EDGE, INC. AND THOUGHTWARE TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDING DECEMBER 31, 2001
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     LEARNING-EDGE
                                                                     FOR THE SIX
                                                                     MONTHS ENDED                                      PRO FORMA
                                                                     SEPTEMBER 30,   THOUGHTWARE     PRO FORMA             AS
                                                       EDT LEARNING      2001        TECHNOLOGIES    ADJUSTMENTS        ADJUSTED
                                                         --------      --------        --------        --------         --------
Revenues
  Learning .......................................       $  1,681      $    530        $  1,493        $    (50)(C)     $  3,654
  Dental contracts ...............................          5,107            --              --              --            5,107
                                                         --------      --------        --------        --------         --------
    Total revenues ...............................          6,788           530           1,493             (50)(D)        8,761

Operating expenses:
  Costs of revenue ...............................          1,423           608             887             (50)(C)        2,868
  Research and development .......................             --            --             908              --              908
  Sales and marketing ............................            772           402           1,611              --            2,785
  General and administrative .....................          1,923           638           3,234              --            5,795
  Depreciation and amortization ..................          1,591            88             131              31(B)         1,841
                                                         --------      --------        --------        --------         --------
    Total operating expenses .....................          5,709         1,736           6,771             (19)          14,197
                                                         --------      --------        --------        --------         --------

Earnings (loss) from operations ..................          1,079        (1,206)         (5,278)            (31)(D)       (5,436)

  Interest expense ...............................            814            54              65              30(E)           963
  Interest income ................................           (196)           --             (37)             --             (233)
  Other income ...................................           (701)           --              --              --             (701)
                                                         --------      --------        --------        --------         --------
                                                              (83)           54              28              30               29

Income (loss) before taxes .......................          1,162        (1,260)         (5,306)            (61)          (5,465)

  Income tax expense .............................             --            --              --              --               --
                                                         --------      --------        --------        --------         --------

  Income (loss) before extraordinary item(G) .....       $  1,162      $ (1,260)       $ (5,306)       $    (61)(D)     $ (5,465)
                                                         ========      ========        ========        ========         ========

  Basic and diluted earnings (loss) per
    share: .......................................       $   0.10                                                       $  (0.37)
                                                         ========                                                       ========

Weighted average number of shares outstanding:
  Basic ..........................................         11,205                                               (H)       14,705
  Diluted ........................................         11,408                                               (H)       14,908

 SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

           NOTES TO PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

     The following is a summary of the significant assumptions and adjustments used in preparing the pro forma unaudited combined balance sheet as of December 31, 2001 and the pro forma unaudited combined statements of operations for the year ended March 31, 2001 and for the nine months ended December 31, 2001.

     (A) To reflect the purchase of ThoughtWare Technologies, Inc. for 1,550,000 shares of EDT Learning, Inc. common stock in exchange for 100% of the outstanding shares of ThoughtWare Technologies, Inc. plus assumed liabilities of $1,454,000. In connection with settling certain long-term liabilities of ThoughtWare, Series B stockholders and EDT Learning agreed that 496,000 shares of the total 1,550,000 shares would be issued to the related creditors.

          The proforma adjustments represent the conversion of each ThoughtWare Technologies, Inc. Series B Convertible Preferred share into .029 of a share of EDT Learning, Inc. common stock, which was valued at $1.34 per share (the average market price of EDT Learning, Inc. common stock for the three days prior and two days after the effective date of the merger). ThoughtWare's Common and Series A Convertible Preferred shares will be cancelled and retired without payment of any consideration therefore and shall cease to exist.

          To reflect the purchase of Learning-Edge, Inc. for 1,950,000 shares of EDT Learning, Inc. common stock and the issuance of $850,000 of debt in exchange for 100% of the outstanding shares of Learning-Edge, Inc. plus assumed liabilities of $3,221,000. The debt of $850,000 bears interest at 7.5% and is due in two equal installments on October 1, 2003 and on October 1, 2004, respectively. If EDT Learning raises additional capital, the payment schedule accelerates. However, holders of notes in the amount of $748,000 have waived this acceleration provision.

          The proforma adjustments also reflect the elimination of the ThoughtWare historical equity components, including common stock and accumulated deficit.

          The purchase prices have been calculated as follows:

                                                                     THOUGHTWARE    LEARNING-EDGE
                                                                     -----------    -------------
                                                                            (In thousands)
          Issuance of EDT Learning common stock
            valued at $1.34 and $0.51 respectively, per share...       $ 2,077         $   995
          Issuance of EDT Learning debt.........................            --             850
          Estimated acquisition costs...........................           300             200
                                                                       --------        -------
             Net purchase price, including acquisition costs....       $ 2,377         $ 2,045

          Assumed liabilities...................................         1,454           3,221
                                                                       --------        -------
             Total purchase price...............................       $ 3,831         $ 5,266
                                                                       ========        =======

          The total purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations". The excess purchase price over the estimated fair value of the tangible assets acquired and liabilities assumed has been assigned to goodwill while EDT Learning completes its assessments of Learning-Edge's and ThoughtWare's operations in order to determine whether or not separately identifiable intangible assets exist. At this time, proposed separately identifiable intangible assets include acquired computer software, customer lists and other backlog. EDT Learning expects to complete the assessment during April 2002, thus the allocation of the purchase price is subject to refinement.

The purchase prices have been initially allocated as follows:

                                                                        HISTORICAL     PURCHASE PRICE      PRO FORMA
                                                                          AMOUNT         ALLOCATION       ADJUSTMENTS
                                                                          ------         ----------       -----------
            THOUGHTWARE TECHNOLOGIES, INC.                                             (IN THOUSANDS)
            Current assets.......................................      $        518    $         518    $          --
            Property and equipment...............................               383              383               --
            Other long-term assets...............................                --            2,930            2,930
            Current liabilities..................................            (1,964)          (1,633)             331
            Long-term obligations, excluding current maturities..              (121)            (121)              --
            Series A redeemable preferred stock..................            (3,925)              --            3,925
            Series B redeemable preferred stock..................            (2,723)              --            2,723
            Common stock, net of treasury shares.................            (1,142)              (2)           1,140
            Capital in excess of pare value......................                --           (2,075)          (2,075)
            Accumulated deficit..................................             8,974               --           (8,974)
                                                                       -------------   -------------    -------------
                                                                       $          --    $         --    $          --
                                                                       =============   =============    =============

                                                                          PURCHASE
                                                                           PRICE
                                                                         ALLOCATION
                                                                         ----------
            LEANING-EDGE, INC.                                         (IN THOUSANDS)
            Current assets.......................................      $        780
            Property and equipment...............................               274
            Other long-term assets...............................             4,212
            Current liabilities..................................            (2,808)
            Long-term obligations, excluding current maturities..            (1,463)
            Common stock, net of treasury shares.................                (2)
            Capital in excess of par value.......................              (993)
                                                                       ------------
                                                                       $         --
                                                                       ============

     (B) Reflects the net effect of the increase in the amortization of goodwill and decrease in depreciation of property and equipment related to the Learning-Edge acquisition.

     (C) Reflects the elimination of sales between EDT Learning and Learning-Edge prior to the acquisition.

     (D) Reflects the condensed historical results of ThoughtWare's operations not otherwise included in the related pro forma information:

                                                                                      NINE MONTHS
                                                                                     ENDED DECEMBER
                                                                      LESS THREE       31, 2001
                                                     YEAR ENDED      MONTHS ENDED     INCLUDED IN
                                                    DECEMBER, 31,      MARCH 31,       PRO FORMA
                                                        2001            2001          STATEMENTS
                                                      --------        --------         --------
          THOUGHTWARE TECHNOLOGIES, INC.
          Revenues..............................      $  2,241        $    748         $  1,493
          Loss from operations...................     $ (6,764)       $ (1,486)        $ (5,278)
          Net loss...............................     $ (6,706)       $ (1,400)        $ (5,306)

     (E) Reflects interest expense related to the $850,000 debt issued by EDT Learning in connection with the Learning-Edge acquisition.

     (F) The historical results of EDT Learning for the fiscal year ended March 31, 2001 included a $70 extraordinary gain related to forgiveness of debt. This item has not been included in the related unaudited pro forma consolidated statements of operations.

     (G) The historical results of EDT Learning for the nine months ended December 31, 2001 included a $101 extraordinary gain related to forgiveness of debt. This item has not been included in the related unaudited pro form consolidated statements of operations.

     (H) Weighted average shares of common stock outstanding is summarized below:

                                                                               NINE MONTHS     YEAR
                                                                                  ENDED        ENDED
                                                                               DECEMBER 31,   MARCH 31,
                                                                                  2001          2001
                                                                               -----------   -----------
          EDT Learning historical weighted average common stock equivalents:
             Basic.........................................................     11,205,000    10,496,000
             Diluted.......................................................     11,408,000    10,496,000
          EDT Learning shares issued for the acquisition of
             Learning-Edge.................................................      1,950,000     1,950,000
          EDT Learning shares issued for the acquisition of
             ThoughtWare...................................................      1,550,000     1,550,000
                                                                               -----------   -----------
          Total number of shares used in net income per share calculation:
             Basic.........................................................     14,705,000    13,996,000
                                                                               ===========   ===========
             Diluted.......................................................     14,908,000    13,996,000
                                                                               ===========   ===========

Report of Independent Auditors

Stockholders
ThoughtWare Technologies, Inc.


We have audited the accompanying balance sheet of ThoughtWare Technologies, Inc. as December 31, 2001, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ThoughtWare Technologies, Inc. at December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP

Memphis, Tennessee
March 25, 2002

                         ThoughtWare Technologies, Inc.

                                  Balance Sheet

                                December 31, 2001


ASSETS
Current assets:
  Cash and cash equivalents                                           $ 201,485
  Restricted cash                                                        75,000
  Accounts receivable, net of allowance for bad debts of $5,508          93,716
  Other current assets                                                  147,862
                                                                      ---------
Total current assets                                                    518,063


Property and equipment:
  Furniture and fixtures                                                172,894
  Computer equipment and software                                       436,948
                                                                      ---------
                                                                        609,842
Less accumulated depreciation and amortization                         (226,591)
                                                                      ---------
                                                                        383,251
                                                                      ---------
Total assets                                                          $ 901,314
                                                                      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT Current liabilities:
  Accounts payable                                                  $   450,090
  Accrued liabilities                                                 1,262,709
  Deferred revenue                                                      119,555
  Current portion of capital lease obligations                          113,824
  Note payable                                                           17,884
                                                                    -----------
Total current liabilities                                             1,964,062

Capital lease obligations                                               120,568

Series A redeemable convertible preferred stock,
  $0.001 par value: 8,000,000 shares
  authorized, issued, and outstanding                                 3,925,353

Series B redeemable convertible preferred stock,
  $0.001 par value: 50,000,000 shares
  authorized, 35,824,134 shares issued and outstanding                2,722,805

Stockholders' deficit:
  Common stock, no par value: 400,000,000 shares
    authorized; 17,281,898 shares issued and outstanding              1,142,260

   Retained deficit                                                  (8,973,734)
                                                                    -----------
Total stockholders' deficit                                          (7,831,474)
                                                                    -----------
Total liabilities and stockholders' deficit                         $   901,314
                                                                    ===========

SEE ACCOMPANYING NOTES.

                         ThoughtWare Technologies, Inc.

                             Statement of Operations

                          Year Ended December 31, 2001

Revenues                                                           $  2,240,536
Cost of revenues                                                      1,233,355
                                                                   ------------
Gross profit                                                          1,007,181

EXPENSES
  General and administrative                                          3,906,914
  Research and development                                            1,218,922
  Sales and marketing                                                 2,409,366
  Depreciation and amortization                                         165,959
  Interest expense                                                       69,729
  Interest income                                                       (57,499)
                                                                   ------------
Total expenses, net                                                   7,713,391
                                                                   ------------

Net loss                                                             (6,706,210)

Less: preferred stock dividends                                        (472,465)
Less: preferred stock accretion                                        (217,640)
                                                                   ------------
Net loss attributable to common stockholders                       $ (7,396,315)
                                                                   ============

Net loss per share attributable to common stockholders:
Basic earnings per share                                           $      (0.43)
Diluted earnings per share                                         $      (0.43)

Weighted average shares outstanding:
  Basic                                                              17,209,565
  Diluted                                                            17,209,565

SEE ACCOMPANYING NOTES.

                         ThoughtWare Technologies, Inc.

                       Statement of Stockholders' Deficit

                                December 31, 2001

                                                                        EQUITY                        TOTAL
                                                      COMMON STOCK     DIVIDEND       RETAINED    STOCKHOLDERS'
                                       COMMON STOCK   SUBSCRIPTION     DECLARED       DEFICIT        DEFICIT
                                       -----------    -----------    -----------    -----------    -----------
Balance, January 1, 2001               $   770,900    $  (125,000)   $        --    $(1,795,059)   $(1,149,159)
Issuance of Series B preferred
  stock                                    714,000             --             --             --        714,000
Accretion of Series A preferred
  stock                                   (134,340)            --             --             --       (134,340)
Accretion of Series B preferred
  stock                                    (83,300)            --             --             --        (83,300)
Dividends on preferred stock:                   --             --             --             --             --
  Series A                                      --             --       (320,000)            --       (320,000)
  Series B                                      --             --       (152,465)            --       (152,465)
Recognition of common stock
  subscription                            (125,000)       125,000             --             --             --
Dividends reclassification                      --             --        472,465       (472,465)            --
Net loss                                        --             --             --     (6,706,210)    (6,706,210)
                                       -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2001             $ 1,142,260    $        --    $        --    $(8,973,734)   $(7,831,474)
                                       ===========    ===========    ===========    ===========    ===========

SEE ACCOMPANYING NOTES.

                         ThoughtWare Technologies, Inc.

                             Statement of Cash Flows


                          Year Ended December 31, 2001


Operating activities
Net loss                                                            $(6,706,210)
Adjustments to reconcile net loss to net cash used
  in operating activities:
     Depreciation and amortization                                      165,959
     Changes in:
       Accounts receivable                                              413,673
       Prepaid expenses and other assets                                 (2,218)
       Accounts payable and accrued liabilities                       1,106,033
       Deferred revenue                                                 (63,557)
     Other                                                               20,679
                                                                    -----------
Net cash used in operating activities                                (5,065,641)

INVESTING ACTIVITIES
Purchases of property and equipment                                    (107,090)
                                                                    -----------
Net cash used in investing activities                                  (107,090)

FINANCING ACTIVITIES
Proceeds from issuance of Series B preferred stock                    3,150,000
Repayments of note payable and capital lease obligations               (117,357)
                                                                    -----------
Net cash provided by financing activities                             3,032,643
                                                                    -----------

Net decrease in cash and cash equivalents                            (2,140,088)
Cash and cash equivalents at beginning of year                        2,341,573
                                                                    -----------
Cash and cash equivalents at end of year                            $   201,485
                                                                    ===========

SEE ACCOMPANYING NOTES.

1.   ORGANIZATION

     ThoughtWare Technologies, Inc. ("the Company"), a Tennessee Corporation, provides customers with a completely integrated suite of internet-based software tools that enable them to attract, measure, grow, and retain their employee workforce strategically for a greater competitive advantage. The services include online educational courseware, customized internet-based training management, and live-event courseware training.

     Effective January 1, 2002, pursuant to a certain Plan of Reorganization and Agreement (the "Merger Agreement"), the Company was merged with and into TW Acquisition Subsidiary, Inc., a wholly-owned subsidiary of EDT Learning, Inc.
(EDT) (the "Merger"), and the separate corporate existence of the Company thereupon ceased to exist. EDT, located in Phoenix, Arizona, is a provider of e-Learning and corporate training services.

     In connection with the Merger, EDT agreed to issue a total of 1,550,000 shares of its common stock to the Company's Series B Convertible Preferred Stockholders (the "Series B Stockholders"). In connection with settling certain long-term liabilities of the Company (as more fully described in Notes 7 and 10) as required by the Merger Agreement, the Series B Stockholders and EDT agreed that 496,000 shares of the total 1,550,000 shares would be issued directly to the related creditors. After consideration of the shares issued to the Company's creditors, each share of the Company's Series B Convertible Preferred Stock were converted into the right to receive 0.0294215 shares of the common stock of EDT, or 1,054,000 shares of EDT common stock. At the effective time of the Merger, 30% of these shares of EDT common stock, or 316,200 shares, were placed in escrow pursuant to the terms of the Merger Agreement and the related Escrow Agreement.

     As noted above, certain creditors of the Company received a total of 496,000 shares of the common stock of EDT in satisfaction of certain liabilities of the Company to these creditors. At the effective time of the Merger, 30% of these shares of EDT common stock, or 148,800 shares, were placed in escrow pursuant to the terms of the Merger Agreement and the related Escrow Agreement.

2.   SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers unrestricted highly liquid investments with initial maturities of three months or less when purchased to be cash equivalents.

REVENUE RECOGNITION

     Revenues are derived primarily from 1) the licensing of external third party courseware; 2) the development of the Company's customized internet-based training management system which can include the license of the internet-based training management system, customized course and content development, and maintenance and support services; and 3) the completion of live-event courseware training and facility rent.

     The Company recognizes revenue in accordance with Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 97-2"), and EITF 00-21, ACCOUNTING FOR REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES ("EITF 00-21"). SOP 97-2 and EITF 00-21 provide specific guidance and stipulate that revenues recognized from software arrangements are to be allocated to each element of the arrangement based on the relative fair values of the elements. Such elements include software products, post-contract customer support, installation and training. The determination of fair value is based on objective evidence that is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that the evidence of fair value does exist or until all elements of the arrangement are delivered.

     Revenues derived from the licensing of external third-party courseware are deferred and recognized ratably over the term of the license agreement, which is typically one year. Revenues derived from the development of the Company's customized internet-based training system are recognized as the work is completed. Revenues derived from the completion of live-event courseware training and facility rental is recognized upon the completion of the training or rental.

DEFERRED REVENUE

     Deferred revenue represents amounts that have been billed but not yet recognized in revenue.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation, which includes amortization of assets held under capital leases, is computed using the straight-line method over the estimated useful lives of 5 to 7 years for furniture and fixtures and 3 years for computer equipment and software.

IMPAIRMENT

     The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Also, in general, long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Based on the results of the Merger as described in Note 1, management of the Company does not believe that any impairment of long-lived assets exists at December 31, 2001.

INCOME TAXES

     The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent liabilities reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     CASH AND CASH EQUIVALENTS AND RESTRICTED CASH: The carrying amounts approximate the fair value because of the short-term maturity or short-term nature of such instruments.

     ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: The carrying amounts approximate the fair value because of the short-term nature of such instruments.

     NOTE PAYABLE AND CAPITAL LEASE OBLIGATIONS: The carrying amounts approximate the fair value based on current financing for similar loans available to the Company.

EARNINGS PER SHARE

     Basic earnings per share has been computed based on the average number of common shares outstanding. Diluted earnings per share was determined based on the assumption that the convertible preferred stock was converted upon issuance. Due to the net loss in 2001, the assumed conversion of the preferred stock was excluded, as the effect would have been anti-dilutive.

STOCK-BASED COMPENSATION COSTS

     SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, sets forth accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company accounts for such arrangements under Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Accordingly, no compensation expense is recognized for stock option grants to employees if the exercise price of the stock options equals the market price of the underlying stock on the date of grant.

3.   CONCENTRATION OF RISKS

     Accounts receivable are with customers in a wide variety of industries located throughout the United States. Receivables generally are due within 30 days and do not require collateral. At December 31, 2001, approximately 80% of the Company's accounts receivable balance was attributable to three customers. Management of the Company believes all of these amounts are collectible due to the long-standing nature of the Company's relationship with these customers and the strong financial position of these customers.

4.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In May 2001, the Company issued 35,824,134 shares of Series B Convertible Preferred Stock for total consideration of $3.165 million. Each share of the Series B Convertible Preferred Stock may be converted at any time at the option of the holder into the Company's common stock. Each holder of Series B Convertible Preferred Stock was entitled to the number of votes equal to the number of shares of common stock into which such Series B Preferred Stock could be converted on the record date for the vote. At December 31, 2001, the 35,824,134 outstanding shares of Series B Convertible Preferred Stock would be convertible into approximately 37,496,000 shares of the Company's common stock. Prior to the Merger, the holder could require the Company to purchase all of the Series B Convertible Preferred Stock after May 2006 at a price equal to the Series B Convertible Preferred Stock initial issuance price ($0.0883 per share), plus accrued but unpaid dividends. Dividends on the Series B Convertible Preferred Stock accrued and were cumulative from the date of issuance, whether or not declared by the Board of Directors. Dividends were payable at a rate of 8% per annum and did not bear interest or compound. In the event of a liquidation, dissolution or winding up of the Company, the holders of Series B Convertible Preferred Stock were entitled to a preferential distribution to be paid out of the assets of the Company available for distribution after payment of all debts and liabilities of the Company. At December 31, 2001, the aggregate preferential distribution for the Series B Convertible Preferred Stock was approximately $6.4 million, including accrued and unpaid dividends of $106,000.

     In connection with the issuance of the Series B Convertible Preferred Stock, the Company issued a warrant to allow the holders of the Series B Convertible Preferred Stock to purchase 10,205,449 shares of the Company's common stock at a price of $0.0883 per share. Prior to the Merger, the warrant was exercisable at any time through the earlier of (i) May 24, 2006 or (ii) the closing of a qualified initial public offering. The exercise price and the number of shares that could have been acquired through the warrant was subject to adjustment in certain situations to prevent dilution of the warrant. The warrant did not entitle the holders to any voting rights. The fair value of the warrant at the time of the issuance was approximately $714,000 and was recorded as common stock. The initial recognition of the fair value of the warrant was based on the Black-Scholes method and the relative fair values of the Series B Convertible Preferred Stock and the warrant.

     The Company has deducted approximately $15,000 of direct costs from the related proceeds from the issuance of the Series B Convertible Preferred Stock. As a result of the deduction of the direct costs, the relative fair value allocation between the Series B Convertible Preferred Stock and the warrant, and accrued but unpaid dividends, as of the date of the Merger, the Company was accreting the Series B Convertible Preferred Stock using the straight-line method, which materially equates the interest method, such that the carrying amount would equal the mandatory redemption amount at the mandatory redemption date.

     In connection with the Merger effective January 1, 2002, all of the Company's issued and outstanding Series B Convertible Preferred Stock was tendered to the Company and cancelled. As more fully described in Note 1, the holders of the Series B Convertible Preferred Stock received 1,054,000 shares of common stock of EDT upon tendering their shares. Of the 1,054,000 shares received, 30% of the shares, or 316,200 shares, were placed in escrow for up to one year according to the terms of the Merger Agreement and the related Escrow Agreement.

     In connection with the Merger effective January 1, 2002, all of the Company's issued and outstanding Series A Convertible Preferred Stock was tendered to the Company and cancelled. No holder of the Series A Convertible Preferred Stock received any consideration in the Merger. At December 31, 2001, there were 8,000,000 shares of the Company's Series A Convertible Preferred Stock issued and outstanding. Prior to the Merger, each share of the Series A Convertible Preferred Stock was convertible at any time at the option of the holder into the Company's common stock. At December 31, 2001, the 8,000,000 outstanding shares of Series A Convertible Preferred Stock were convertible into approximately 17.5 million shares of the Company's common stock. Each holder of Series A Convertible Preferred Stock was entitled to the number of votes equal to the number of shares of common stock into which such Series A Preferred Stock could be converted on the record date for the vote. Prior to the Merger, dividends on the Series A Convertible Preferred Stock accrued and were cumulative from the date of issuance, whether or not declared by the Board of Directors. Dividends were payable at a rate of 8% per annum and did not bear interest or compound. In the event of a liquidation, dissolution or winding up of the Company, the holders of Series A Convertible Preferred Stock were entitled to a preferential distribution to be paid out of the assets of the Company available for distribution after payment of all debts and liabilities of the Company and the preferential distribution of Series A Convertible Preferred Stock. At December 31, 2001, the aggregate preferential distribution for the Series A Convertible Preferred Stock was approximately $4.5 million, including accrued and unpaid dividends of $458,000.

     In connection with the issuance of the Series A Convertible Preferred Stock, the Company issued a warrant to allow the holders of the Series A Convertible Preferred Stock to purchase 1,684,211 shares of the Company's common stock at a price of $0.50 per share. The warrant was exercisable at any time through the earlier of (i) July 28, 2005 or (ii) the closing of a qualified initial public offering. In connection with the Merger, this warrant was cancelled. The fair value of the warrant at the time of the issuance was approximately $560,000 and was recorded as common stock. The initial recognition of the fair value of the warrant was based on the Black-Scholes method and the relative fair values of the Series A Convertible Preferred Stock and the warrant.

     The Company deducted approximately $112,000 of direct costs from the related proceeds from the issuance of the Series A Convertible Preferred Stock. As a result of the deduction of the direct costs, the relative fair value allocation between the Series A Convertible Preferred Stock and the warrant, and accrued but unpaid dividends, the Company was accreting the Series A Convertible Preferred Stock using the straight-line method, which materially equates the interest method, such that the carrying amount would equal the mandatory redemption amount at the mandatory redemption date.

5.   OTHER CURRENT ASSETS

     Components of other current assets at December 31, 2001, were as follows:

          Prepaid rent                                                  $ 65,026
          Prepaid royalties                                               52,581
          Prepaid insurance                                                8,609
          Lease deposits                                                  13,666
          Other                                                            7,980
                                                                        --------
                                                                        $147,862
                                                                        ========

6.   ACCRUED LIABILITIES

     Components of other accrued liabilities at December 31, 2001, were as follows:

          Lease termination                                           $  530,817
          Sales and use tax                                              384,000
          Severance                                                      230,640
          Other                                                          117,252
                                                                      ----------
                                                                      $1,262,709
                                                                      ==========

7.   NOTE PAYABLE

     The note payable bears interest at 9.25% and requires monthly installments of principal and interest through September 2002. Interest paid in 2001 was $70,047. In connection with the note payable, the financial institution received guarantees from two stockholders of the Company. The guarantees are for all indebtedness to the financial institution and are in effect until all indebtedness has been paid in full.

     Effective July 1, 2001, the Company executed a loan and security agreement with a bank. This agreement provided for borrowings by the Company of up to $1,500,000 under a revolving line of credit, subject to certain borrowing base limitations, and $250,000 under an equipment advance facility. The revolving line of credit was scheduled to mature on July 31, 2002 and the equipment advance facility matured 27 months after the date of any advance made by the bank. The agreement provided for interest at the bank's quoted prime rate plus 1.25%, but in no event would the interest rate fall below 8%. Under the agreement, the Company was subject to certain financial and other covenants. In connection with the agreement, the Company granted a continuing security interest primarily in the Company's cash, accounts receivable and property and equipment.

     In connection with the agreement, the bank received a warrant to purchase up to 142,500 shares of the Company's common stock at $0.0883 per share. The warrant expired ten years after the date of issuance. The Company never borrowed any amounts under the credit facility and the credit facility and the related warrant were cancelled in January 2002 prior to the Merger.

8.   INCOME TAXES

     At December 31, 2001, the Company had net operating loss carryforwards
(NOLs) of approximately $6 million that expired in years through 2021. The use of the NOLs is subject to annual limitations. In addition, due to the Company's history of operating losses, the Company has recorded a full valuation allowance against the deferred tax assets resulting from these NOLs. The Company had no other significant deferred income tax assets or liabilities.

     In connection with the Merger, the use of the Company's NOLs is subject to additional annual limitations that further mitigate the possibility that the related deferred tax assets will be utilized prior to their expiration.

9.   OPERATING LEASES

     During 2001, the Company leased office facilities in Memphis, Tennessee, Milford, Connecticut, Carlsbad, California, and Schaumburg, Illinois under agreements that expire before or during November 2005. Rent expense under the lease agreements for the year ended December 31, 2001, was $589,000. The lease for the Milford facility required the Company to execute an irrevocable letter of credit for $75,000 through the term of the lease. The letter of credit is collateralized by a $75,000 certificate of deposit, which is classified as restricted cash in the accompanying balance sheet. The office facility in Memphis is leased from two of the shareholders and executive officers of the Company. The Company paid $390,000 to the related parties on this lease.

     During 2001, the Company discontinued operations at all offices other than Memphis, Tennessee. In connection with the lease in Milford, Connecticut, the Company entered into an agreement with the landlord in December 2001 to terminate the lease agreement effective immediately. Pursuant to the terms of the lease termination agreement, the Company agreed to pay the landlord $100,010 and surrender the office premises in exchange for a release from any future rent obligations and cancellation of the lease. Of the total payment of $100,010, $25,010 was paid at the time of execution of the agreement and the remainder is due at any time during 2002 and is secured by $75,000 irrevocable letter of credit noted above.

     In connection with the Carlsbad, California lease, the Company executed a sublease agreement in November 2001 to sublease the space for the remainder of the term of the lease. Further, in January 2002, the Company reached an agreement with the landlord whereby the Company would pay $64,042 to the landlord in exchange for a release from any future rent obligations and cancellation of the lease. The unpaid amounts at December 31, 2001 attributable to these lease termination agreements are classified as accrued liabilities in the accompanying balance sheet.

     In connection with the lease in Memphis, Tennessee, the Company entered into an agreement with the landlord in November 2001 to terminate the lease effective with the closing of the Merger. Pursuant to the terms of the lease termination agreement, the Company was required at the closing of the Merger to forfeit its security deposit of approximately $65,000 to the landlord and was required to vacate the premises by February 28, 2002. In addition, the landlord received 310,000 shares of EDT common stock (see Note 1), of which 30% of the shares, or 93,000 shares, were placed in escrow pursuant to the terms of the Merger Agreement and the related Escrow Agreement. Upon the closing of the Merger, the Company was no longer required to make monthly payments pursuant to the lease agreement. In exchange, the landlord released the Company from all future rent obligations and cancelled the lease.

     The Company also leases certain office equipment from various third parties accounted for as capital leases. Future minimum lease payments at December 31, 2001 under capital and non-cancelable operating leases with initial terms of one year or more are as follows:

                                                                    CAPITAL LEASES   OPERATING LEASES
                                                                    --------------   ----------------
2002                                                                   $138,375           186,676
2003                                                                    104,784           105,744
2004                                                                     14,001            52,872
                                                                       --------          --------
Total minimum lease payments                                            257,160           345,292
                                                                                         ========
Less amounts representing interest                                       22,768
                                                                       --------
Present value of net minimum lease payments (including
$113,824 classified as current)                                        $234,392
                                                                       ========

         The carrying value of assets under capital leases, which are classified as property and equipment in the accompanying balance sheet, was approximately $207,000 at December 31, 2001.

10.  STOCK OPTION PLAN

     In July 2000, the Company established the 2000 Long-Term Incentive Plan (the "Plan") authorizing the grant of options to employees, officers, directors and non-employees of the Company. The Board of Directors of the Company may grant options under the Plan for up to approximately 20.4 million shares of the Company's common stock. Under the Plan, the option term and vesting period are determined by the Board of Directors at the date of the grant.

     In connection with the Merger, all of the issued and outstanding options were cancelled and the Plan was terminated. None of the Company's issued and outstanding options, including 2,937,230 options issued during 2001 and 5,978,150 options outstanding as of January 1, 2001, were ever exercised by the option holders.

11.  401(K) RETIREMENT PLAN

     In November 2000, the Company established the ThoughtWare Technologies 401(k) Plan (the "401(k) Plan") to assist its employees in supplementing their retirement. All employees of the Company are eligible to participate upon reaching age 21 and completing three months of service, as defined by the 401(k) Plan. Eligible employees may elect to defer up to 20% of their compensation. The Company contributes a matching contribution equal to 100% of the elected deferrals up to 3% of the biweekly compensation. The Company may also at its discretion contribute additional amounts determined by the Company. Matching contributions, which totaled approximately $39,000 during 2001, vest equally over a period of three years.

12.  SEGMENT AND GEOGRAPHIC INFORMATION

     As of December 31, 2001, the Company operated as only one segment. All of the Company's products involve similar development and delivery processes and operate in similar regulatory environments.

     All revenues were generated from domestically based customers. Additionally, all fixed assets are based in the United States.

     For the year ended December 31, 2001, three customers accounted for approximately 19%, 16%, and 10% of revenue, respectively.

13.  COMMITMENTS AND CONTINGENCIES

     During 2001 the Company executed a long-term agreement with a local telecommunications provider for the Company to receive certain telecommunication services over a five-year period. The Company's annual financial obligation under the agreement was approximately $65,000. During December 2001, the Company reached an agreement with the telecommunications provider to terminate the remaining term of the contract for a lump-sum payment by the Company of $70,000. This liability, which was paid in January 2002, is classified as accrued liabilities in the accompanying balance sheet.

     During 2001, the Company entered into a severance agreement with a former employee of the Company. The agreement called for the Company to pay the former employee's monthly base salary through the remaining term of the employee's employment agreement, or through December 2003. During November 2001, the Company entered into a severance termination agreement with the same employee. Under the terms of the severance termination agreement the employee received 186,000 shares of EDT common stock (see Note 1), of which 30% of the shares, or 55,800 shares, were placed in escrow pursuant to the terms of the Merger Agreement and the related Escrow Agreement. Upon the closing of the Merger, the Company was no longer required to make monthly payments pursuant to the severance agreement.

14.  SUBSEQUENT EVENT

     As more fully described in Note 1, effective January 1, 2002, the Company was merged with and into TW Acquisition Subsidiary, Inc., a wholly-owned subsidiary of EDT, and the separate corporate existence of the Company thereupon ceased to exist.

                         ThoughtWare Technologies, Inc.

                             Unaudited Balance Sheet

                                December 31, 2000


ASSETS
Current assets:
  Cash and cash equivalents                                         $ 2,341,573
  Restricted cash                                                        75,000
  Accounts receivable                                                   507,389
  Other current assets                                                   95,699
                                                                    -----------
Total current assets                                                  3,019,661

Property and equipment:
  Furniture and fixtures                                                114,313
  Computer equipment and software                                       278,133
                                                                    -----------
                                                                        392,446
Less accumulated depreciation and amortization                          (74,296)
                                                                    -----------
                                                                        318,150
Other assets                                                             49,945
                                                                    -----------
Total assets                                                        $ 3,387,756
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                  $   291,375
  Accrued liabilities                                                   315,391
  Deferred revenue                                                      183,112
  Current portion of capital lease obligations                           70,910
  Current portion of note payable                                        23,898
                                                                    -----------
Total current liabilities                                               884,686

Capital lease obligations                                               112,177
Note payable                                                             17,999

Series A redeemable convertible preferred stock, $0.001
    par value: 8,000,000 shares authorized, issued,
    and outstanding                                                   3,522,053

Stockholders' deficit:
  Common stock, no par value: 50,000,000 shares authorized;
    16,881,898 shares issued and outstanding                            770,900
  Stock subscription receivable                                        (125,000)
                                                                    -----------
                                                                        645,900
  Retained deficit                                                   (1,795,059)
                                                                    -----------
Total stockholders' deficit                                          (1,149,159)
                                                                    -----------
Total liabilities and stockholders' deficit                         $ 3,387,756
                                                                    ===========

SEE ACCOMPANYING NOTES.

                         ThoughtWare Technologies, Inc.

                        Unaudited Statement of Operations


                          Year Ended December 31, 2000



REVENUES                                                            $ 1,999,557
Cost of revenues                                                        780,044
                                                                    -----------
Gross profit                                                          1,219,513

EXPENSES
  General and administrative                                          1,770,409
  Research and development                                              463,210
  Sales and marketing                                                   892,592
  Depreciation and amortization                                          58,888
  Interest expense                                                       20,821
  Interest income                                                       (81,842)
                                                                    -----------
Total expenses, net                                                   3,124,078
                                                                    -----------

Net loss                                                            $(1,904,565)
                                                                    ===========

SEE ACCOMPANYING NOTES.

                         ThoughtWare Technologies, Inc.

                  Unaudited Statement of Stockholders' Deficit


                                December 31, 2000

                                                                   STOCK         RETAINED          TOTAL
                                                                SUBSCRIPTION     EARNINGS      STOCKHOLDERS'
                                                COMMON STOCK     RECEIVABLE      (DEFICIT)        DEFICIT
                                                ------------     ----------     -----------     -----------
Balance at January 1, 2000                       $    1,000      $       --     $   247,284     $   248,284
Issuance of common stock for cash                     7,000                                           7,000
Issuance of common stock for services               258,875                                         258,875

Subscription for common stock                            --        (125,000)                       (125,000)
Issuance of warrant to purchase common stock        560,000                                         560,000
Accretion of Series A warrant                       (55,975)                                        (55,975)
Series A preferred stock dividends                                                 (137,778)       (137,778)
Net loss                                                                         (1,904,565)     (1,904,565)
                                                 ----------      ----------     -----------     -----------
Balance at December 31, 2000                     $  770,900      $ (125,000)    $(1,795,059)    $(1,149,159)
                                                 ==========      ==========     ===========     ===========

SEE ACCOMPANYING NOTES.

                         ThoughtWare Technologies, Inc.

                        Unaudited Statement of Cash Flows


                          Year Ended December 31, 2000


NET CASH FLOWS USED IN OPERATING ACTIVITIES                        $(1,076,807)

INVESTING ACTIVITIES
  Purchases of property and equipment                                 (380,931)
                                                                   -----------
Net cash flows used in investing activities                           (380,931)

FINANCING ACTIVITIES
  Proceeds from issuance of Series preferred stock                   3,888,301
  Proceeds from issuance of common stock                                 7,000
  Repayments of note payable and capital lease obligations            (124,527)
                                                                   -----------
Net cash flows from financing activities                             3,770,774
                                                                   -----------
Net decrease in cash and cash equivalents                            2,313,036
Cash and cash equivalents at beginning of year                          28,537
                                                                   -----------

Cash and cash equivalents at end of year                           $ 2,341,573
                                                                   ===========

SEE ACCOMPANYING NOTES.

1.   ORGANIZATION

     ThoughtWare Technologies, Inc. ("the Company"), a Tennessee Corporation, provides customers with a completely integrated suite of Internet-based software tools that enable them to attract, measure, grow, and retain their employee workforce strategically for a greater competitive advantage. The services include online educational courseware, customized Internet-based training management, and live-event courseware training.

     Effective January 1, 2002, pursuant to a certain Plan of Reorganization and Agreement (the "Merger Agreement"), the Company was merged with and into TW Acquisition Subsidiary, Inc., a wholly-owned subsidiary of EDT Learning, Inc.
(EDT) (the "Merger"), and the separate corporate existence of the Company thereupon ceased to exist. EDT, located in Phoenix, Arizona, is a provider of e-Learning and corporate training services.

     The unaudited financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the presentation and disclosures herein are adequate to make the information not misleading, but do not purport to be a complete presentation inasmuch as all note disclosures required by generally accepted principles are not included. In the opinion of management, the financial statements reflect all normal adjustments that are necessary for a fair statement of the results for the year ended December 31, 2000.

2.   SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers unrestricted highly liquid investments with initial maturities of three months or less when purchased to be cash equivalents.

REVENUE RECOGNITION

     Revenues are derived primarily from 1) the licensing of external third party courseware; 2) the development of the Company's customized Internet-based training management system which can include the license of the Internet-based training management system, customized course and content development, and maintenance and support services; and 3) the completion of live event courseware training and facility rent.

     The Company recognizes revenue in accordance with Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 97-2"), and EITF 00-21, ACCOUNTING FOR REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES ("EITF 00-21"). SOP 97-2 and EITF 00-21 provide specific guidance and stipulate that revenues recognized from software arrangements is to be allocated to each element of the arrangement based on the relative fair values of the elements. Such elements include software products, post contract customer support, installation and training. The determination of fair value is based on objective evidence that is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that the evidence of fair value does exist or until all elements of the arrangement are delivered.

     Revenues derived from the licensing of external third-party courseware are deferred and recognized ratably over the term of the license agreement, which is typically one year. Revenues derived from the development of the Company's customized Internet-based training system are recognized as the work is completed. Revenues derived from the completion of live event courseware training and facility rental is recognized upon the completion of the training or rental.

DEFERRED REVENUE

     Deferred revenue represents amounts that have been billed, but not yet recognized in revenue.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation, which includes amortization of assets held under capital leases, is based on the cost of the assets and is computed using the straight-line method over the estimated useful lives of 5 to 7 years for furniture and fixtures, 3 years for computer equipment and software, and 3 to 5 years for leasehold improvements.

IMPAIRMENT

     The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Also, in general, long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

INCOME TAXES

     The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent liabilities reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     CASH AND CASH EQUIVALENTS AND RESTRICTED CASH: The carrying amounts approximate the fair value because of the short-term maturity or short-term nature of such instruments.

     ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: The carrying amounts approximate the fair value because of the short-term nature of such instruments.

     NOTE PAYABLE AND CAPITAL LEASE OBLIGATIONS: The carrying amounts approximate the fair value based on current financing for similar loans available to the Company.

CONCENTRATION OF RISKS

     Accounts receivable are with customers in a wide variety of industries located throughout the United States. Receivables generally are due within 30 days and do not require collateral.

STOCK-BASED COMPENSATION COSTS

     SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, sets forth accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company accounts for such arrangements under Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Accordingly, no compensation expense is recognized for stock-option grants to employees if the exercise price of the stock options equals the market price of the underlying stock on the date of grant.

3.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In July 2000, the Company issued 8,000,000 shares of Series A Convertible Preferred Stock for total consideration of $4,000,000. Each share of the Series A Convertible Preferred Stock may be converted at any time at the option of the holder into the Company's common stock. The Series A Convertible Preferred Stock will automatically convert into the Company's common stock upon the completion of a qualified initial public offering. At December 31, 2000, the 8,000,000 outstanding shares of Series A Convertible Preferred Stock would be convertible into approximately 8,270,000 shares of the Company's common stock. The holder may require the Company to purchase all of the Series A Convertible Preferred Stock after July 2005 at a price equal to the Series A Convertible Preferred Stock initial issuance price ($0.50 per share), plus accrued but unpaid dividends. Dividends on the Series A Convertible Preferred Stock shall accrue and be cumulative from the date of issuance, whether or not declared by the Board of Directors. Dividends are payable at a rate of 8% per annum and do not bear interest or compound. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Convertible Preferred Stock are entitled to a preferential distribution to be paid out of the assets of the Company available for distribution after payment of all debts and liabilities of the Company. At December 31, 2000, the aggregate preferential distribution for the Series A Convertible Preferred Stock would amount to approximately $4.14 million, including accrued and unpaid dividends of approximately $138,000.

     In connection with the issuance of the Series A Convertible Preferred Stock, the Company issued a warrant to allow the holders of the Series A Convertible Preferred Stock to purchase 1,684,211 shares of the Company's common stock at a price of $0.50 per share. The warrant may be exercised at any time through the earlier of (i) July 28, 2005 or (ii) the closing of a qualified initial public offering. The exercise price and the number of shares that can be acquired through the warrant are subject to adjustment in certain situations to prevent dilution of the warrant. The warrant does not entitle the holders to any voting rights. The fair value of the warrant at the time of the issuance was approximately $560,000 and was recorded as common stock. The initial recognition of the fair value of the warrant was based on the Black-Scholes method and the relative fair values of the Series A Convertible Preferred Stock and the warrant.

     The Company deducted approximately $112,000 of direct costs from the related proceeds from the issuance of the Series A Convertible Preferred Stock. As a result of the deduction of the direct costs, the relative fair value allocation between the Series A Convertible Preferred Stock and the warrant, and accrued but unpaid dividends, the Company was accreted the Series A Convertible Preferred Stock though December 31, 2000 using the straight-line method, which materially equates the interest method, such that the carrying amount would equal the mandatory redemption amount at the mandatory redemption date.

4.   INCOME TAXES

     At December 31, 2000, the Company had net operating loss carryforwards
(NOLs) of approximately $1.1 million that expired in years through 2020. The use of the NOLs is subject to annual limitations. In addition, due to the Company's history of operating losses, the Company has recorded a full valuation allowance against the deferred tax assets resulting from these NOLs. The Company had no other significant deferred income tax assets or liabilities.

     In connection with the Merger, the use of the Company's NOLs is subject to additional annual limitations that further mitigate the possibility that the related deferred tax assets will be utilized prior to their expiration.

5.   STOCK OPTION PLAN

     In July 2000, the Company established the 2000 Long-Term Incentive Plan (the "Plan") authorizing the grant of options to employees, officers, directors and non-employees of the Company. The Board of Directors of the Company may grant options under the Plan for up to approximately 20.4 million shares of the Company's common stock. Under the Plan, the option term and vesting period are determined by the Board of Directors at the date of the grant.

     In connection with the Merger, all of the issued and outstanding options were cancelled and the Plan was terminated.

6.   401(K) RETIREMENT PLAN

     In November 2000, the Company established the ThoughtWare Technologies 401(k) Plan (the "401(k) Plan") to assist its employees in supplementing their retirement. All employees of the Company are eligible to participate upon reaching age 21 and completing three months of service, as defined by the 401(k) Plan. Eligible employees may elect to defer up to 20% of their compensation. The Company contributes a matching contribution equal to 100% of the elected deferrals up to 3% of the biweekly compensation. The Company may also at its discretion contribute additional amounts determined by the Company.

7.   SUBSEQUENT EVENT

     Effective January 1, 2002, the Company was merged with and into TW Acquisition Subsidiary, Inc., a wholly-owned subsidiary of EDT, and the separate corporate existence of the Company thereupon ceased to exist.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-71332 on Form S-8 of EDT Learning, Inc. of our report dated March 25, 2002 (relating to the 2001 financial statements of ThoughtWare Technologies, Inc.) appearing in this Form 8-K.

                              /s/ Ernst & Young LLP


Memphis, Tennessee
March 25, 2002